January 8, 1997


Independence Brewing Company
1000 East Comly Street
Philadelphia, Pennsylvania 19149

Gentlemen:

                  We have acted as special counsel to Independence Brewing Company, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form SB-2 (No. 333-12975) under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance and sale by the Company to the public of up to 900,000 shares of the Company's common stock, no par value per share, and 4,000,000 redeemable common stock purchase warrants of the Company (collectively, the "Firm Securities"), as well as the issuance and sale by the Company of up to an additional 135,000 shares of the Company's common stock, no par value per share, and an additional 600,000 redeemable common stock purchase warrants of the Company (the "Option Securities"), to cover over-allotments.

                  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company as amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the proposed issuance and sale of the Firm Securities and the Option Securities as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law of 1988 ("BCL") as in effect on the date hereof.

                  On the basis of the foregoing, we are of the opinion that the Firm Securities and the Option Securities, when sold in accordance with the Underwriting Agreement in substantially the form filed as an exhibit to the Registration Statement, will be legally issued, fully paid and non-assessable under the BCL.


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Independence Brewing Company
Page 2
January 8, 1997



                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and we do not otherwise come within the categories of person whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                                PEPPER, HAMILTON & SCHEETZ


                                By: /s/ James D. Epstein
                                    -------------------------------
                                                  A Partner